Exhibit 99.3

To our Valued Shareholders and Partners:

It goes without saying that we are in profound and challenging times.  First and foremost, the health and safety of you, our financial professional partners, customers and employees is of paramount importance.

The global pandemic and resulting shut down of large parts of the U.S. economy has created significant uncertainty and enhanced investment risk across many asset classes, including real estate. However, we believe Black Creek Industrial REIT IV Inc. (BCI IV) is well-positioned to navigate this unprecedented period.  Over the past three months many of you have entrusted us with over $600 million in new equity capital. As a result, our balance sheet at March 31, 2020 was strong with less than 30% leverage and over $500 million of cash as of this writing. In addition, our portfolio was 98% leased as of March 31, 2020, and is diversified across 46 assets totaling 8.6 million square feet. Our buildings contain a diverse roster of 101 customers, large and small, spanning a multitude of industries and sectors across 14 markets, with a strategic overweighting towards top tier markets where we have historically seen the lowest volatility combined with positive returns over time. BCI IV’s Net Asset Value (NAV) as of March 31, 2020 is $10.06 per share†, which is flat relative to the previous month's NAV per share and our distribution represents a 5.17% annualized yield before the effect of annual distribution fees that are payable with respect to Class T shares and Class W shares.

Our cash on hand and relatively low leverage provides us over $1 billion in buying power and the ability to capitalize on market dislocations.  Our acquisition teams remain active and continue to acquire assets as opportunities arise. Overall transaction volume has fallen in property investment markets, however pricing on well-located industrial buildings with strong credit customers has held up well, while sales of buildings with higher leasing risk and speculative development projects have seen price adjustments. Our investment strategy remains consistent, we focus on well-located, functional bulk distribution and light warehouse facilities in top logistics markets across the United States. We plan to continue to overweight acquisitions in primary markets with high quality real estate that can deliver stable returns and may recover quicker than other property segments. Our property underwriting and due diligence remains as stringent as ever with an emphasis on customer credit along with market and property fundamentals to focus on durability of cash flows and value creation potential.  We believe industrial real estate will continue to benefit from e-commerce trends with potentially accelerated growth as a result of first-time on-line buyers combined with many businesses looking to further diversify their supply chains via additional industrial space and higher inventory levels to manage business continuity risk.

As an active, hands on real estate operator, our tenured and experienced asset management teams are working directly with our customers to manage through these turbulent times.  Within our existing portfolio the significant majority of our customers continued to pay their scheduled rent. However, many of our customers’ businesses have been disrupted and some of our more impacted customers are experiencing lost revenue. Based on rent collections to date, we currently project to collect approximately 80% of our scheduled April rent across the portfolio this month, compared to average annual collections of over 99% prior to the pandemic. To date, we've received rent relief requests from customers representing approximately 20% of our portfolio, based on square feet. Our teams are working with these customers to ensure they take advantage of any available insurance and government stimulus programs which may help them pay rent, whether in full or in part. Where appropriate, we are working to restructure leases to provide temporary rent relief needed by certain customers while positioning ourselves to potentially recapture abated rent over time.

We use Altus Group U.S. Inc. (Altus), an independent valuation firm, to determine the monthly valuation of our real property portfolio. While the uncertain length and depth of the damage from business disruptions remains a significant risk, we believe our NAV currently reflects this short-term uncertainty as Altus has proactively increased credit loss reserves that may result from forbearance agreements or increased vacancies in the broader market.  Going forward, the market disruption may slow our pace of deployment as sellers may be less willing to transact.  Slower deployment into income producing real estate further reduces cash flow generated to cover our distributions and may be a drag on NAV in the absence of asset appreciation or expense support. However, our strong balance sheet and ability as an operator will allow us to be a patient buyer of assets in order to maximize long-term total return and value creation.

In closing, we believe industrial real estate will remain resilient as it is a key cog in the US economy and e-commerce is expected to continue its growth.  History has shown that quality real estate with stable cash flows can be a safe haven in turbulent times and thus remains an attractive investment alternative.  Further, we believe BCI IV is well positioned to navigate through these uncertain times and ultimately create long-term value for our shareholders.  We appreciate your trust in us and most importantly, hope that all of you and your families remain healthy and safe.

Sincerely,
The Black Creek Team

For more information, please contact your financial professional or visit www.bcindustrialiv.com

† See BCI IV’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 15, 2020 for important additional information concerning the calculation of our NAV as of March 31, 2020.
Forward-Looking Statements
This letter includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding BCI IV’s ability to successfully navigate through the current economic uncertainty, the resiliency of industrial real estate, BCI IV’s ability to acquire additional high quality industrial assets, BCI IV’s ability to continue to collect rent at current levels and to collect any rent abatements over time, the ability of customers to obtain relief through government stimulus programs and/or insurance and the ability of our advisor’s asset management teams to successfully manage our properties and restructure leases, if necessary. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our customers being more significant than expected, the slower pace at which capital is expected to be raised compared to the pace of the last three months, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.